                                                                    EXHIBIT 10.4
                                                                            ----

                                   AGREEMENT

     This Agreement, dated as of August 14, 2001 ("Agreement"), is made and entered to among Aviation Sales Company, a Delaware corporation ("AVS"), and each of the subsidiaries of AVS listed on the signature pages hereof (the "Guarantor Subsidiaries" and, together with AVS, the "AVS Group"), Lacy Harber ("Harber"), on behalf of a group of Investors which will invest $20 million into AVS to fund the Restructuring (as hereinafter defined) in accordance with the Term Sheet (as hereinafter defined) and the definitive documents reflecting such investment ("Investors"), each holder of AVS' common stock that is a signatory party hereto (individually a "Consenting Stockholder" and, collectively the "Consenting Stockholders"), and each other signatory party hereto who is a holder of AVS Notes (as hereinafter defined) (individually, a "Consenting Noteholder" and, collectively, the "Consenting Noteholders"). Each member of the AVS Group, the Investor(s), the Consenting Stockholders, and each of the Consenting Noteholders is sometimes referred to individually as a "Party" and they are collectively referred to as the "Parties."

     Whereas, AVS has issued and there remains outstanding $165 million in principal amount of 8 1/8 % Senior Subordinated Notes due 2008 (the "AVS Notes");


     Whereas, each of the Guarantor Subsidiaries has guaranteed the payment of the AVS Notes pursuant to guarantees included in the indenture governing the AVS Notes;

     Whereas, each of the Consenting Stockholders, including Harber, is the beneficial owner (and/or agent, advisor, affiliate, manager or other authorized representative of the beneficial owner(s)) of, and have voting and dispositive power with respect to AVS' common stock, par value $.001 per share (the "AVS Stock");

     Whereas, each of the Consenting Noteholders, including Harber, is a beneficial owner (and/or agent, advisor, affiliate, manager or other authorized representative of the beneficial owner(s)) of AVS Notes (the claims evidenced by the AVS Notes owned by the Consenting Noteholders on the date of this Agreement and any AVS Notes acquired by any Consenting Noteholder after the date of this Agreement are referred to herein as the "AVS Note Claims");

     Whereas, the Consenting Noteholders have been represented by an unofficial Ad Hoc Committee of Noteholders (the "Ad Hoc Committee");

     Whereas, the AVS Group, the Consenting Stockholders, the Investors and the Consenting Noteholders have engaged in negotiations towards a consensual restructuring/reorganization of the AVS Group's financial affairs, including a restructuring of the AVS Notes, the material terms of which are set forth in the term sheet (the "Term Sheet") annexed hereto as Exhibit A (the "Restructuring");

     Whereas, to implement the Restructuring, the AVS Group, and each of them, intend to participate in a registered exchange offer (the "Exchange Offer"), a registered rights offering (with a standby commitment from the Investors subject to entering into definitive documentation with customary terms including, but not limited to, the right to terminate if there is a material adverse change) and a proxy solicitation;

     Whereas, the Consenting Stockholders, including Harber, intend to support and vote their respective AVS stock interest to accept the Restructuring and not to oppose the Restructuring; and

     Whereas, the Consenting Noteholders, including Harber, intend to support and vote in favor of and tender their respective AVS Note Claims to accept the Restructuring;

     Now, therefore, in consideration of the foregoing, the Parties agree as follows:

Section 1.  Agreement.

          AVS, the Investors, and each Consenting Noteholder and Consenting Stockholder to the extent permitted by applicable law agree to the terms of the Restructuring set forth in the Term Sheet and this Agreement.

Section 2.  Voting in Favor of the Restructuring and Tendering of AVS Note
Claims.

     (a) So long as this Agreement has not been terminated by its terms, each Consenting Noteholder and each Consenting Stockholder agrees (i) with each of the other Consenting Noteholders and Consenting Stockholders, and (ii) severally (but not jointly or jointly and severally) with AVS and the other members of the AVS Group, as follows:

          (i) unless such Consenting Noteholder and Consenting Stockholder shall have transferred its AVS Note Claims or AVS Stock in accordance with
     Section 3 hereof, each Consenting Noteholder (and any permitted transferee pursuant to this Agreement) and each Consenting Stockholder (and any permitted transferee pursuant to this Agreement), subject to the conditions that (i) any disclosure made in connection with the Restructuring is not materially inconsistent with the information heretofore provided by AVS to the Consenting Noteholders and (ii) the material terms of the Restructuring are the terms set forth in the Term Sheet, shall vote its AVS Note Claims and AVS Stock to accept the Restructuring and to effectuate its terms, and shall tender its AVS Note Claims as part of the Restructuring, including without limitation in any cases filed under Chapter 11, title 11 of the United States Code to effectuate the Restructuring ("Chapter 11 Cases");

          (ii) each Consenting Noteholder and Consenting Stockholder shall not object to any disclosure in connection with the Restructuring to the effect that such Restructuring was negotiated with the Consenting Stockholders and an unofficial committee of Consenting Noteholders who intend to vote in favor of such Restructuring;

          (iii) each Consenting Noteholder and each Consenting Stockholder shall not object to or otherwise commence any proceeding to oppose or object to consummation of the Restructuring including, but not limited to, the filing of involuntary Chapter 11 cases; and

          (iv) each Consenting Noteholder and each Consenting Stockholder shall not vote or tender its AVS Note Claims or vote its AVS Stock in favor of any Alternative Plan (as hereinafter defined).

     (b) Notwithstanding the foregoing provisions, nothing in this Agreement shall require the Consenting Stockholders or a Consenting Noteholder to take any action prohibited by the United States Bankruptcy Code, the Securities Act of 1933, as amended (the "Securities Act"), the Securities Exchange Act of 1934, as amended (the "Exchange Act"), any rules or regulations thereunder or by other applicable law or regulation or by any order or direction of any court or any federal or state governmental authority.

     (c) It is expressly agreed by and among the AVS Group, the Consenting Noteholders and the Consenting Stockholders that the right of any and all of them to enforce the rights and obligations arising under this Agreement between and among the AVS Group, the Consenting Noteholders and the Consenting Stockholders shall not be in any way abridged, modified or in any manner affected by the commencement of one or more Chapter 11 Cases by any of the AVS Group.

Section 3. Transfer of AVS Notes, AVS Note Claims and AVS Stock; No
Solicitation.

     (a) Neither the Consenting Stockholders nor any Consenting Noteholder shall, directly or indirectly, sell, assign, hypothecate, grant an option on, or otherwise dispose of (collectively, "Transfer") any of the AVS Notes, AVS Note Claims or AVS Stock, or any interest therein, held by it to any other person or entity (a "Transferee"); provided, however, that each of the Consenting Stockholders and each Consenting Noteholder shall be permitted to Transfer any or all of its AVS Notes, AVS Note Claims or AVS Stock (to the extent otherwise transferable), if (i) with respect to a Transfer of AVS Stock or AVS Note Claims, such Transferee is a "qualified institutional buyer" within the meaning of Rule 144A promulgated under the Securities Act or is an institutional accredited investor within the meaning of Rule 501 of the Securities Act or is an entity or affiliate controlled by the Consenting Noteholder, and (ii) with respect to any Transfer, (A) such Transferee agrees in writing to be bound by the terms of this Agreement to the same extent as the Consenting Stockholders or the Consenting Noteholder, as the case may be, and the transferring Party notifies Investors and the AVS Group of the Transfer within three (3) business days of the Transfer or as soon as practicable thereafter; or (B) such Transfer occurs after the termination of this Agreement.

     (b) Neither the AVS Group, the Consenting Stockholders nor any Consenting Noteholder shall, nor shall the AVS Group or any Consenting Noteholder and Consenting Stockholder permit any of its subsidiaries to, nor shall any Consenting Noteholder or Consenting Stockholder authorize or permit any affiliate, officer, director, employee, subsidiary, investment banker, attorney, advisor, agent or representative (collectively, any "Affiliate") of the AVS Group or such Consenting Noteholder or Consenting Stockholder to, directly or indirectly, (i) solicit, initiate or encourage the submission of any Alternative Plan, (ii) enter into any agreement with respect to any Alternative Plan, or
(iii) participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Alternative Plan. Notwithstanding anything contained herein, AVS may discuss any bona fide unsolicited offers or proposals from a third party as may be required under applicable law and may further discuss such offers or proposals with the Ad Hoc Committee or, if the AVS Group is operating its business under Chapter 11 of the United States Bankruptcy Code, also with an official creditors' committee. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in the preceding sentence by any Affiliate of the AVS Group, a Consenting Noteholder or Consenting Stockholder, whether or not such Affiliate is purporting to act on behalf of the AVS Group or such Consenting Noteholder, Consenting Stockholder or otherwise, shall be deemed to be a material breach of this Agreement by the AVS Group or such Consenting Noteholder or Consenting Stockholder. For purposes of this Agreement, "Alternative Plan" means (i) any plan of reorganization or debt restructuring other than the Restructuring, (ii) any proposal or offer other than the Restructuring or a proposal or offer by Investors or any of its affiliates, for a merger, reorganization, share exchange, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving AVS or any of its subsidiaries or (iii) any proposal or offer other than the Restructuring or a proposal or offer by Investors or any of its affiliates, to acquire from the stockholders of AVS, by tender offer, exchange offer or otherwise, more than 50% of any class of common stock of AVS then outstanding.

     In addition to the obligations of the AVS Group and each Consenting Noteholder and Consenting Stockholder set forth in the foregoing paragraph, each Consenting Noteholder and the Consenting Stockholder shall promptly advise the Investors orally and in writing of any Alternative Plan or any inquiry with respect to or which could lead to any Alternative Plan, the material terms and conditions of such inquiry or Alternative Plan (including any proposed financing for such Alternative Plan and a copy of such documents conveying such Alternative Plan), and the identity of the person proposing such Alternative Plan. The AVS Group and such Consenting Noteholder and Consenting Stockholder will keep the Investors fully informed of the status and details of any such proposed Alternative Plan.

Section 4. Termination of Obligations.

     (a) The obligations of the Consenting Stockholders and each Consenting Noteholder hereunder shall terminate and be of no further force and effect if (each a "Termination Event"):

          (i) any of the AVS Group shall not have consummated the Restructuring on or before 5:00 p.m. New York time March 31, 2002 or such later date as the AVS Group, the Consenting Noteholders, the Investors and the Consenting Stockholders shall mutually agree;

          (ii) a registration statement describing the Exchange Offer shall not have been filed with the Securities and Exchange Commission (the "SEC") by September 15, 2001;

          (iii) in the event that (x) AVS shall have commenced a Chapter 11 Case, and the Chapter 11 Case shall have been dismissed or converted to a case under Chapter 7 of the United States Bankruptcy Code or a trustee shall have been appointed, (y) AVS shall have commenced a Chapter 11 Case and shall not have filed a plan of reorganization incorporating the terms of the Restructuring contemporaneously therewith, or (z) an involuntary case has been commenced against AVS and such involuntary case has not been dismissed or converted to a voluntary Chapter 11 Cases within 120 days;

          (iv) AVS or any member of the AVS Group shall have withdrawn or modified the Restructuring; provided, however, that modifications to the Restructuring that do not materially adversely affect the Consenting Noteholders shall not be deemed to be a withdrawal. Any decrease in the amount or change in the form of the distributions to be made to the class of holders of AVS Note Claims under the Restructuring, and any increase in the amount or change in the form of the distributions to be made to the class of holders of equity interests under the Restructuring, shall be deemed a withdrawal of the Restructuring; or

          (v) AVS breaches any material provision of this Agreement, including, but not limited to, ceasing to use its best efforts to obtain approval of the Restructuring.

     (b) If any Termination Event occurs (and has not been waived) at the time when permission of a bankruptcy court shall be required for a Consenting Noteholder to change or withdraw (or cause to be changed or withdrawn) its vote to accept the Restructuring, AVS shall not oppose any attempt by such Consenting Noteholder to change or withdraw (or cause to be changed or withdrawn) such vote at such time.

     (c) The AVS Group and each Consenting Noteholder and Consenting Stockholder hereby further covenants and agrees to negotiate the definitive documents relating to the Restructuring in good faith.

Section 5.  Representations and Warranties.

     (a) Each Consenting Stockholder and each Consenting Noteholder that executes this Agreement represents and warrants that it is the beneficial owner (and/or agent, advisor, affiliate, manager or other authorized representative of the beneficial owner(s)) of the shares of common stock or principal amount of the AVS Notes, as the case may be, listed adjacent to its signature to this Agreement.

     (b) Each Party that is not an individual represents and warrants that it is duly organized, validly existing and in good standing under the laws of the state of its organization, and has all requisite power and authority (corporate or other) to execute this Agreement. Each Party represents and warrants that this Agreement has been duly executed and delivered by such party .

     (c) Each of the AVS Group and the Investors represents and warrants that the execution and delivery of this Agreement does not conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of or a "put" right with respect to any obligation or to the loss of a material benefit under, or result in the creation of any lien or encumbrance upon any of its properties or assets under, any provision of (i) its respective charter or bylaws, (ii) any loan or credit agreement, note, bond, mortgage, indenture (other than, with respect to the AVS Group, the indenture for the AVS Notes), lease, guaranty or other financial assurance agreement or other agreement, instrument, permit, concession, franchise or license applicable to it, and (iii) AVS's Stockholders' Rights Plan (as to which AVS's Board of Directors shall take such action as is required to avoid a violation of the Stockholder's Rights Plan).

     (d) AVS represents and warrants that it has filed all reports and documents required to be filed with the SEC since December 31, 1997. As of the respective dates of their filing with the SEC or, if any such SEC filings were amended, as of the date of the filing of such amendment, the SEC filings of AVS complied, and as of the date of the execution of this Agreement comply, in all material respects with the applicable requirements of the Securities Act or the Exchange Act, as the case may be, and the applicable rules and regulations of the SEC thereunder (other than the failure by AVS to file its Form 10-K for 2000 by the applicable deadline or to hold an annual meeting of stockholders during 2000), and did not and do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

     (e) In addition, each Consenting Noteholder and Consenting Stockholder hereby represents and warrants that it has made no prior assignment, sale, participation, grant conveyance or other transfer of, and has not entered into any other agreement to assign, sell, participate, grant or otherwise transfer, in whole or in part, any portion of its right, title or interest in the AVS Notes and AVS Stock, and it has good title thereto, free and clear or all liens, security interests and other encumbrances of any kind.

Section 6.  Amendments.

     No modification or amendment of the terms of this Agreement shall be valid unless such modification or amendment, in writing, has been signed by each of the Parties.

Section 7.  Governing Law.

     This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to its conflict of laws provisions, except Section 5-1401 of the New York General Obligations Law.

Section 8.  Counterparts.

     This Agreement may be executed by facsimile signature transmission in one or more counterparts, any one of which need not contain the signature of more than one party and all of which taken together shall constitute one and the same agreement.

Section 9.  Headings.

     The Section headings of this Agreement are for convenience of reference only and shall not, for any purpose, be deemed a part of this Agreement.

Section 10. Further Acquisition of Securities.

     This Agreement shall in no way be construed to preclude the Consenting Noteholders from owning, acquiring or obtaining a beneficial interest or participation with the right to vote and have dispositive powers with respect to AVS Stock, the Credit Facilities (as defined in the Term Sheet) or additional AVS Notes or any portion thereof; provided, however, the terms and conditions of this Agreement shall apply to any AVS Stock, Credit Facilities or additional AVS
Note interest so acquired.

Section 11.  Successors and Assigns.

     This Agreement is intended to bind and inure to the benefit of the parties and their respective successors, assigns, heirs, executors, administrators and representatives. The agreements, representations and obligations of the Consenting Noteholders and Consenting Stockholders under this Agreement are several and neither joint nor joint and several in all respects. Except as set forth herein, no party may assign any of its rights or obligations hereunder without the prior consent of all other parties.

Section 12.  Prior Negotiations.

     This Agreement supersedes all prior negotiations, understandings and agreements with respect to the subject matter hereof.

Section 13.  No Third-Party Beneficiaries.

     Unless expressly stated herein, this Agreement shall be solely for the benefit of the parties hereto and no other person or entity shall be a third-party beneficiary hereof.

Section 14.  Consideration.

     It is hereby acknowledged by the parties that no consideration shall be due or paid to the Consenting Noteholders or Consenting Stockholders for their agreements hereunder, other than the AVS Group's agreement to work toward the Restructuring.

Section 15.  Notices.

     All notices and communications in connection with this Agreement shall be in writing and shall be delivered by hand, overnight courier, certified mail, return receipt requested, or facsimile transmission as follows:

     If to the Consenting Noteholders: Jeffrey D. Saferstein, Esq., Paul, Weiss, Rifkind, Wharton & Garrison, 1285 Avenue of the Americas, New York, New York 10019-6064, (Telephone (212) 343-3347, Fax (212) 492-0347).

     If to AVS: Roy T. Rimmer, Jr., Chairman of AVS, c/o Philip B. Schwartz, Esq., One S.E. Third Avenue, 28th Floor, Miami, Florida (Fax: (305) 374-5095) and Peter S. Goodman, Esq., Andrews & Kurth L.L.P., 805 Third Avenue, New York, New York 10022, (Telephone: (212) 850-2849, Fax: (212) 850-2929).

     If to the Investors: Lacy J. Harber, c/o J. William Boyar, Esq., Boyar & Miller, 4265 San Felipe, Suite 1200, Houston, Texas 77027, (Telephone (713) 850-7766, Fax (713) 552-1758).

Section 16.  Specific Performance.

     It is understood and agreed by each of the parties hereto that money damages would not be a sufficient remedy for any breach of this Agreement by any Party and each non-breaching

Party shall be entitled to specific performance and injunctive or other equitable relief as a remedy of any such breach.

Section 17.  Waiver of Defaults.

     In the event that the failure to pay the interest installment on the AVS Notes that is due on August 15, 2001 results in an occurrence of an Event of Default (as defined in the Indenture governing the AVS Notes) and an acceleration is effected in accordance with Section 6.02 of such Indenture, each Consenting Noteholder agrees to vote pursuant to Section 6.04 of such Indenture to rescind such acceleration and its consequences. Furthermore, each Consenting Noteholder agrees to vote to rescind all subsequent accelerations under such
Section 6.02 arising from the occurrence of such Event of Default, and that all such rescissions of acceleration shall include instructions to the Trustee under such Indenture to such effect.

Section 18.  Professional Fees.

     The Restructuring shall include a provision for the payment by AVS of the reasonable and customary fees and expenses of counsel for the Ad Hoc Committee.

Section 19.  Severability.

     The illegality, invalidity, or unenforceability of any provision of this Agreement under the law of any jurisdiction shall not affect its legality, validity or enforceability under the law of any other jurisdiction nor the legality, validity or enforceability of any other provision.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their respective duly authorized representatives as of the date first set forth above.

AVIATION SALES COMPANY

Address:_________________________________
Attention:_______________________________
Facsimile:_______________________________


By:/s/ Michael C. Brant
   --------------------------------------
Name:  Michael C. Brant
     ------------------------------------
Title: Vice President
       ----------------------------------

AVIATION SALES MAINTENANCE, REPAIR &
OVERHAUL COMPANY

Address:_________________________________
Attention:_______________________________
Facsimile:_______________________________


By:/s/ Michael C. Brant
   --------------------------------------
Name:  Michael C. Brant
     ------------------------------------
Title: Vice President
       ----------------------------------


TRIAD INTERNATIONAL MAINTENANCE
CORPORATION

Address:_________________________________
Attention:_______________________________
Facsimile:_______________________________


By:/s/ Michael C. Brant
   --------------------------------------
Name:  Michael C. Brant
     ------------------------------------
Title: Vice President
       ----------------------------------


TIMCO ENGINEERED SYSTEMS, INC.

Address:_________________________________
Attention:_______________________________
Facsimile:_______________________________


By: /s/ Michael C. Brant
    -------------------------------------

Name:/s/ Michael C. Brant
     ------------------------------------
Title: Vice President
       ----------------------------------


TIMCO ENGINE CENTER, INC.

Address:_________________________________
Attention:_______________________________
Facsimile:_______________________________


By:/s/ Michael C. Brant
   --------------------------------------
Name: Michael C. Brant
      -----------------------------------
Title: Vice President
       ----------------------------------

AVS/CAI, INC.
Address:_________________________________
Attention:_______________________________
Facsimile:_______________________________


By:/s/ Michael C. Brant
   --------------------------------------
Name: Michael C. Brant
      -----------------------------------
Title: Vice President
       ----------------------------------


AIRCRAFT INTERIOR DESIGN, INC.

Address:_________________________________
Attention:_______________________________
Facsimile:_______________________________


By:/s/ Michael C. Brant
   --------------------------------------
Name: Michael C. Brant
      -----------------------------------
Title: Vice President
       ----------------------------------


WHITEHALL CORPORATION

Address:_________________________________
Attention:_______________________________
Facsimile:_______________________________


By:/s/ Michael C. Brant
   --------------------------------------
Name: Michael C. Brant
      -----------------------------------
Title: Vice President
       ----------------------------------

HYDROSCIENCE, INC.

Address:_________________________________
Attention:_______________________________
Facsimile:_______________________________


By:/s/ Michael C. Brant
   --------------------------------------
Name: Michael C. Brant
      -----------------------------------
Title: Vice President
       ----------------------------------


AVIATION SALES PROPERTY MANAGEMENT CORP.

Address:_________________________________
Attention:_______________________________
Facsimile:_______________________________


By:/s/ Michael C. Brant
   --------------------------------------
Name: Michael C. Brant
      -----------------------------------
Title: Vice President
       ----------------------------------


AVSRE, L.P.

Address:_________________________________
Attention:_______________________________
Facsimile:_______________________________


By:/s/ Michael C. Brant
   --------------------------------------
Name: Michael C. Brant
      -----------------------------------
Title: Vice President
       ----------------------------------


AVIATION SALES DISTRIBUTION SERVICES
COMPANY

Address:_________________________________
Attention:_______________________________
Facsimile:_______________________________


By:/s/ Michael C. Brant
   --------------------------------------
Name: Michael C. Brant
      -----------------------------------
Title: Vice President
       ----------------------------------

AVS/M-1, INC.

Address:_________________________________
Attention:_______________________________
Facsimile:_______________________________


By:/s/ Michael C. Brant
   --------------------------------------
Name: Michael C. Brant
      -----------------------------------
Title: Vice President
       ----------------------------------


AVIATION SALES SPSI, INC.

Address:_________________________________
Attention:_______________________________
Facsimile:_______________________________


By:/s/ Michael C. Brant
   --------------------------------------
Name: Michael C. Brant
      -----------------------------------
Title: Vice President
       ----------------------------------


AERO HUSHKIT CORPORATION

Address:_________________________________
Attention:_______________________________
Facsimile:_______________________________


By:/s/ Michael C. Brant
   --------------------------------------
Name: Michael C. Brant
      -----------------------------------
Title: Vice President
       ----------------------------------


AVIATION SALES LEASING COMPANY

Address:_________________________________
Attention:_______________________________
Facsimile:_______________________________


By:/s/ Michael C. Brant
   --------------------------------------
Name: Michael C. Brant
      -----------------------------------
Title: Vice President
       ----------------------------------

AVIATION SALES FINANCE COMPANY

Address:_________________________________
Attention:_______________________________
Facsimile:_______________________________


By: /s/ Michael C. Brant
   --------------------------------------
Name: Michael C. Brant
     ------------------------------------
Title: Vice President
      -----------------------------------

AVS/M-2, INC.

Address:_________________________________
Attention:_______________________________
Facsimile:_______________________________


By: /s/ Michael C. Brant
   --------------------------------------
Name: Michael C. Brant
     ------------------------------------
Title: Vice President
      -----------------------------------

AEROCELL STRUCTURES, INC.

Address:_________________________________
Attention:_______________________________
Facsimile:_______________________________


By: /s/ Michael C. Brant
   --------------------------------------
Name: Michael C. Brant
     ------------------------------------
Title: Vice President
      -----------------------------------

AVS/M-3, INC.

Address:_________________________________
Attention:_______________________________
Facsimile:_______________________________


By: /s/ Michael C. Brant
   --------------------------------------
Name: Michael C. Brant
     ------------------------------------
Title: Vice President
      -----------------------------------

LACY HARBER

By: /s/ Lacy Harber
    ----------------------------------------
Address:
         -----------------------------------
Telephone:
           ---------------------------------
Facsimile:
           ---------------------------------

STOCKHOLDER

Name:      LJH Corp.
      --------------------------------------
Amount of Stock:  4,000,000 + options
                 ---------------------------
Address:
         -----------------------------------
Telephone:
           ---------------------------------
Facsimile:
           ---------------------------------
By: /s/ Lacy J. Harber
    ----------------------------------------
Authorized
Officer/Principal:  President
                   -------------------------

8-1/8% SENIOR SUBORDINATED NOTEHOLDER

Noteholder: LJH Corp
            -----------------------------------
Amount of 8-1/8% Notes: 11,750,000
                        -----------------------
Address:
         --------------------------------------
Telephone:
           ------------------------------------
Facsimile:
           ------------------------------------
By: /s/ Lacy J. Harber
    -------------------------------------------
Authorized
Officer/Principal: President
                   ----------------------------


8-1/8% SENIOR SUBORDINATED NOTEHOLDER

Noteholder: TCS European Investment, Inc.
            -----------------------------------
Amount of 8-1/8% Notes: 8,740,000
                        -----------------------
Address:
         --------------------------------------

         --------------------------------------
Telephone:
           ------------------------------------
Facsimile:
           ------------------------------------
By: /s/ John Pickett
    -------------------------------------------
Authorized
Officer/Principal: John Pickett
                   ----------------------------
                   Citibank International plc,
                   Special Situations Group, as
                   investment advisor to TCS
                   European Investments, Inc.

8-1/8% SENIOR SUBORDINATED NOTEHOLDER

Noteholder: Travelers European Investment LLC
            -----------------------------------
Amount of 8-1/8% Notes: 8,740,000
                        -----------------------
Address:
         --------------------------------------

         --------------------------------------
Telephone:
           ------------------------------------
Facsimile:
           ------------------------------------
By: /s/ John Pickett
    -------------------------------------------
Authorized
Officer/Principal: John Pickett, Citibank International
                   ----------------------------
                   plc, Special Situations Group,
                   as investment advisor to Travelers
                   European Investments LLC

8-1/8% SENIOR SUBORDINATED NOTEHOLDER

Noteholder: Eric Schwartz
            -----------------------------------
Amount of 8-1/8% Notes: 3,000,000
                        -----------------------
Address:
         --------------------------------------
Copy to:

Telephone:
           ------------------------------------
Facsimile:
           ------------------------------------
By: /s/ Eric Schwartz
    -------------------------------------------
Authorized
Officer/Principal: Eric Schwartz
                   ----------------------------

8-1/8% SENIOR SUBORDINATED NOTEHOLDER

Noteholder: The Easton Group
           --------------------------------
Amount of 8-1/8% Notes: 290,000
                       --------------------
Address:
        -----------------------------------
Telephone:
          ---------------------------------
Facsimile:
          ---------------------------------
By: /s/ Edward W. Easton
   ----------------------------------------
Authorized
Officer/Principal: Edward W. Easton
                  -------------------------

8-1/8% SENIOR SUBORDINATED NOTEHOLDER

Noteholder: Edward W. Easton
           --------------------------------
Amount of 8-1/8% Notes: 6,182,000
                       --------------------
Address:
        -----------------------------------
Telephone:
          ---------------------------------
Facsimile:
          ---------------------------------
By: /s/ Edward W. Easton
   ----------------------------------------
Authorized
Officer/Principal: Edward W. Easton
                  -------------------------

8-1/8% SENIOR SUBORDINATED NOTEHOLDER

Noteholder: Edward W. Easton, TTEE
           --------------------------------
Amount of 8-1/8% Notes: 1,000,000
                       --------------------
Address:
        -----------------------------------
Telephone:
          ---------------------------------
Facsimile:
          ---------------------------------
By: /s/ Edward W. Easton
   ----------------------------------------
Authorized
Officer/Principal: Edward W. Easton
                  -------------------------

8-1/8% SENIOR SUBORDINATED NOTEHOLDER

Noteholder: Lizzie Easton
           --------------------------------
Amount of 8-1/8% Notes: 1,000,000
                       --------------------
Address:
        -----------------------------------
Telephone:
          ---------------------------------
Facsimile:
          ---------------------------------
By: /s/ Edward W. Easton
   ----------------------------------------
Authorized
Officer/Principal: Edward W. Easton
                  -------------------------

8-1/8% SENIOR SUBORDINATED NOTEHOLDER

Noteholder: William M.Easton
           --------------------------------
Amount of 8-1/8% Notes: 500,000
                       --------------------
Address: __________________________________
Telephone:_________________________________
Facsimile:_________________________________
By: /s/ Edward W. Easton
   ----------------------------------------
Authorized
Officer/Principal: Edward W. Easton
                  -------------------------

8-1/8% SENIOR SUBORDINATED NOTEHOLDER

Noteholder: Andy Nelson & Nancy Easton
           --------------------------------
Amount of 8-1/8% Notes: 250,000
                       --------------------
Address:___________________________________
Telephone: ________________________________
Facsimile: ________________________________
By: /s/ Edward W. Easton
   ----------------------------------------
Authorized
Officer/Principal: Edward W. Easton
                  -------------------------

8-1/8% SENIOR SUBORDINATED NOTEHOLDER

Noteholder: Starwood Group L.P.
           --------------------------------
Amount of 8-1/8% Notes: 11,000,000
                       --------------------
Address:
        -----------------------------------

        -----------------------------------
Telephone:
          ---------------------------------
Facsimile:
          ---------------------------------
By: /s/ Robert Green
   ----------------------------------------
Authorized
Officer/Principal: General Partner
                  -------------------------

8-1/8% SENIOR SUBORDINATED NOTEHOLDER

Noteholder: Robert I. Green
           --------------------------------
Amount of 8-1/8% Notes: 1,600,000
                       --------------------
Address:___________________________________
Telephone: ________________________________
Facsimile: ________________________________
By: /s/ Robert I. Green
   ----------------------------------------
Authorized
Officer/Principal:_________________________

8-1/8% SENIOR SUBORDINATED NOTEHOLDER

Noteholder: Cypress Management Partnership
           --------------------------------
Amount of 8-1/8% Notes: 8,225,000
                       --------------------
Address:
        -----------------------------------

        -----------------------------------
Telephone:
          ---------------------------------
Facsimile:
          ---------------------------------
By: /s/ Jonathan A. Marcus
   ----------------------------------------
Authorized
Officer/Principal: Authorized Signatory
                  -------------------------

8-1/8% SENIOR SUBORDINATED NOTEHOLDER

Noteholder: Cincinnati Financial
           --------------------------------
            Corporation
           --------------------------------
Amount of 8-1/8% Notes: 8,000,000
                       --------------------
Address:
        -----------------------------------

        -----------------------------------
Telephone:
          ---------------------------------
Facsimile:
          ---------------------------------
By: /s/ Kenneth Miller
   ----------------------------------------
Authorized
Officer/Principal: Vice President
                  -------------------------

8-1/8% SENIOR SUBORDINATED NOTEHOLDER

Noteholder: Oaktree Capital Management
           --------------------------------
            LLC, as agent and on behalf of
           --------------------------------
            certain funds and accounts
           --------------------------------
Amount of 8-1/8% Notes: 50,202,000
                       --------------------
Address:
        -----------------------------------

        -----------------------------------

Telephone:
          ---------------------------------
Facsimile:
          ---------------------------------
By: /s/ Sheldon Stone
   ----------------------------------------
Authorized /s/ Timothy Andrews
          ---------------------------------
Officer/Principal: Sheldon Stone, Principal
                  -------------------------
                   Timothy Andrews, Sr. VP.
                  -------------------------

                                   Exhibit A
                                   ---------

                            AVIATION SALES COMPANY

                       Proposed Restructuring Term Sheet

--------------------------------------------------------------------------------

The Restructuring                Aviation Sales Company ("AVS" or "the Company")
                                 intends to recapitalize the Company through an exchange offer or a pre-negotiated Chapter 11 case and a concurrent investment in the Company by certain existing AVS shareholders or a third party on the terms set forth herein
                                 (collectively, the "Restructuring").


TREATMENT OF CAPITAL CLAIMS UNDER THE RESTRUCTURING

The Restructuring will classify and provide treatment of claims against and interest in the Company generally described below. Claims in each such class will be discharged in full in exchange for delivery of the consideration described below on the effective date of the Restructuring (the "Effective Date").

Credit Facilities                The Company's existing credit facilities (the
                                 "Credit Facilities") will be unimpaired or refinanced as part of the Restructuring.

Senior Subordinated Notes        The outstanding principal amount of the 8 1/8%
                                 Senior Subordinated Notes due 2008 ("Senior
                                 Notes"), including all accrued and unpaid interest thereon through and including the consummation of the Restructuring and all other claims held by holders of the Senior Notes against the Company or its past and present directors, officers, and employees arising out of or related to the Senior Notes or the purchase or sale of any other securities of the Company shall be exchanged for (i) cash or (ii)
                                 New Notes, New Common Stock and New Warrants as described below.

                                 Cash Option - $33.0 million of the principal
                                 -----------
                                 amount of Senior Notes will be exchanged for $10.0 million in cash (i.e., $303 per $1,000 principal amount of Senior Notes); provided that principal amount of Senior Notes eligible for the Cash Option shall be reduced dollar for dollar by the principal amount of Senior Notes that do not tender into the Exchange Offer and the amount of cash allocated to the Cash Option shall be similarly reduced pro rata. For example, if $11 million principal amount of Senior Notes do not tender into the

                                 Exchange Offer, only $22 million of principal amount of Senior Notes will be eligible for the Cash Option, each $1,000 of principal amount shall continue to receive $303 and the aggregate amount of cash distributed by the Company shall be $6.666 million.

                                 New Notes and New Common Stock Option - $132
                                 -------------------------------------
                                 million principal amount of the Senior Notes will be exchanged for $100.0 million principal amount of new redeemable, convertible subordinated notes (the "New Notes") as described below, 15% of the new common stock of the Company after giving effect to the Restructuring (the "New Common Stock") and warrants to purchase additional New Common Stock representing 10% of all outstanding New Common Stock as of consummation of the Restructuring to be struck at an implied equity value of $155 million.

                                 Each Senior Noteholder shall be entitled to elect which option it prefers with respect to all or any portion of its Senior Notes; provided that if either option is over-subscribed, Senior Noteholders that elect the over-subscribed option will share pro rata and receive the balance of their consideration from the option that is not over-subscribed.

Features of the New Notes

   Issuer:                       Aviation Sales Company

   Principal Amount:             $100,000,000

   General Description:          New Convertible Senior Subordinated Notes

   Redemption Rights:            Redeemable at the Company's option: (i) in
                                 2002, at 70% of the sum of par plus interest through the date of redemption (approximately
                                 $75.7 million at the end of year one) plus 15%
                                 of the New Common Stock; (ii) in 2003, at 72.5% of the sum of par plus interest accrued through the date of redemption (approximately $84.8 million at the end of year two) plus 15% of the New Common Stock; (iii) 2004, at 73% of the sum of par plus interest accrued through the date of redemption (approximately $92.4 million at the end of year three) plus 10% of the New
                                 Common Stock; (iv) in 2005, at 75.625% of the sum of par plus interest accrued through the date of redemption (approximately $103.5 million at the end of year 4) plus 10% of the New Common Stock; and (v) in 2006 to maturity, at 77.5% of the sum of par plus interest accrued through the date of redemption (approximately
                                 $114.7 million at the end of year 5) plus 10% of the New Common Stock.

   Conversion:                   If not previously redeemed, on December 31,
                                 2006, the New Notes shall automatically convert into shares of New Common Stock representing
                                 90% of the New Common Stock outstanding as of the consummation of the Restructuring

   Change of Control:            Mandatory repurchase at the then applicable
                                 redemption rate upon a change of control

   Maturity:                     December 31, 2006

   Interest:                     8% paid-in-kind accruing semi-annually.

   Security:                     None

   Ranking:                      Subordinated to senior debt, senior to
                                 remaining Senior Notes.

   Covenants:                    Substantially similar to existing Senior Notes,
                                 but the New Notes shall be modified to permit senior indebtedness equal to the greater of (i)
                                 $95.0 million at any time outstanding and (ii) an amount that satisfies a fixed charge coverage ratio equal to 2.25/1 (same ratio as in current indenture).

   Guarantors:                   Unconditionally guaranteed, on a senior
                                 subordinated basis, by substantially all of the Company's existing and future subsidiaries.

Accounts Payable                 Accounts payable shall be left unimpaired.

New Investors                    The Investors, in consideration of their $20.0
                                 million investment (the "Equity Infusion"), shall receive 80% of New Common Stock of the Reorganized Company as of consummation of the Restructuring.

Existing Shareholders            Shall continue to own 5% of New Common Stock of
                                 the reorganized Company and shall be afforded the opportunity to participate pro rata in the Equity Infusion and shall receive warrants to purchase additional New Common Stock representing 10% of all outstanding New Common
                                 Stock as of consummation of the Restructuring to be struck at an implied equity value of $155 million

Management                       Up to a 8% phantom stock program that will
                                 dilute all equityholders. The program will be designed and implemented by AVS' board of directors following the Restructuring.

Means of Execution

   Investment                    Subject to entering into definitive
                                 documentation with customary terms, including, but not limited to, the right to terminate if there is a material adverse change, the existing shareholders or third parties would make a $20.0 million infusion of cash into the Company as described herein, and would receive
                                 80% of the common stock (the "New Common
                                 Stock") of the reorganized Company.

   Exchange Offer                The Company shall seek to effectuate the
                                 Restructuring by a registered exchange offer, rights offering and proxy solicitation. Subject to entering into definitive documentation with customary terms, including, but not limited to, the right to terminate if there is a material adverse change, a group of investors led by Lacy Harber will commit to purchase the unsold allotment of such rights offering.

   Chapter 11 Plan Option        At the Company's option, the exchange offer set
                                 forth in this Term Sheet will be effectuated through confirmation by AVS of a Chapter 11 plan ("Plan") that, among other things:

                                     (a)  will provide for the treatment of the
                                 Senior Notes as described in this Term Sheet;
                                     (b)  leave any or all allowed claims other
                                 than Note Claims and securities Litigation
                                 Claims unimpaired; and
                                     (c)  shall provide for necessary amendments
                                 to the Company's Certificate of Incorporation.

Conditions to Consummation of    Consummation of the exchange offer described in
 Exchange Offer                  this Term Sheet is subject to (1) effective
                                 registration of the exchange offer, (2) receipt by the Company of $20 million from existing stockholders or third parties, (3) tender of no less than $132 million principal amount of the Senior Notes and the approval by the requisite holders of the Company's common stock as required under applicable state law or at the Company's election confirmation of a plan of reorganization, and entry of the Confirmation
                                 Order which are, in each instance, wholly consistent with this Term Sheet, and (4) approval by the Company's senior lenders or new lenders which replace the Company's existing senior lenders in the future.

Additional Terms                 .    The Ad Hoc Committee of Senior Noteholders
                                      will be entitled to nominate one member of the Company's initial post-Restructuring
                                      Board of Directors. The size of the Board of Directors shall range from five to seven members at the sole discretion of the Company.

                                 .    The Consenting Noteholders, pursuant to
                                      Section 9.02 of the 8-1/8% Senior
                                      Subordinated Notes Indenture dated
                                      February 17, 1998 (the "Indenture"), agree to provide exit consents so that upon consummation of the Restructuring the Indenture shall be amended so as to delete all covenants (to the extent permitted under the Indenture) including, but not limited to, Articles 3.09 and 4.07 through
                                      4.18 and further agree as part of the
                                      Restructuring to consent to and approve
                                      any supplemental indenture which deletes such Articles.

                                 .    The Investors shall have the right, but
                                      not the obligation, to loan short-term
                                      working capital to AVS prior to completion of the Restructuring, and such short term loans shall constitute Senior Debt and be repaid from the proceeds of the Restructuring.

                                 .    All equity and warrants issued in
                                      connection with the Restructuring or
                                      pursuant to the New Notes shall be subject to dilution by future equity issuances, but shall be protected by standard anti-dilution rights with respect to below-market equity issuances and provisions to be agreed upon protecting against the sale of equity to Company affiliates (even if at market prices) during the first year following consummation of the
                                      Restructuring.

                                 .    Maximum holdouts shall not exceed $33
                                      million par value of the existing Senior
                                      Notes. Every dollar of Senior Note claims that is not tendered shall reduce the face value of Senior Notes eligible for the cash option on a pro rata basis.

                                 . By executing the prefixed Agreement dated August 14, 2001 (the "Agreement") each Consenting Noteholder agrees that the terms of the Confidentiality Agreement regarding 8-1/8 Senior Subordinated Notes due 2008 of Aviation Sales Company shall remain in full force and effect through and including the Termination Event as that term is defined in the Agreement.

                                 . $10 million of the Equity Infusion shall remain in the

                                      Company to fund restructuring expenses and working capital.

                                       6